Exhibit 5(a)

                                        February 4, 1997

          The Mead Corporation
          Mead World Headquarters
          Courthouse Plaza Northeast
          Dayton, Ohio 45463

                    Re: The Mead Corporation $100,000,000 6.60% Notes due March 1, 2002, $150,000,000 7.35%
                         Debentures due March 1, 2017, $150,000,000
                         6.84% Debentures due March 1, 2037, and
                         $150,000,000 7.55% Debentures due March 1, 2047

          Ladies and Gentlemen:

                    I am Assistant Secretary and Associate General Counsel of The Mead Corporation, an Ohio corporation (the "Company"), and, as such, I have acted as counsel to the Company in connection with the Pricing Agreement, dated February 4, 1997 (the "Pricing Agreement"), between Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the "Underwriters") and the Company, which Pricing Agreement incorporates in its entirety all the provisions of The Mead Corporation Underwriting Agreement, dated February 4, 1997 (the "Basic Provisions Agreement" and, together with the Pricing Agreement, the "Underwriting Agreement"), relating to the sale by the Company of $100,000,000 aggregate principal amount of the Company's 6.60% Notes due March 1, 2002, $150,000,000 aggregate principal amount of the Company's 7.35% Debentures due March 1, 2017, $150,000,000 aggregate principal amount of the Company's 6.84% Debentures due March 1, 2037 and $150,000,000 aggregate principal amount of the Company's 7.55% Debentures due March 1, 2047 (collectively, the "Securities"). The Securities are to be issued under the Indenture, dated as of February 1, 1993, between the Company and The First National Bank of Chicago as trustee (the "Trustee"), and as supplemented by the officer's certificate, dated February 4, 1997 (the "Officer's Certificate"), establishing the terms of each series of Securities (such Indenture, as so supplemented, being hereinafter referred to as the "Indenture").

                    This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the registration statement on Form S-3 (File No. 333-16135) relating to up to $850,000,000 aggregate principal amount of debt securities filed with the Securities and Exchange Commission (the "Commission") on November 14, 1996 under the Act, and Amendment No. 1 thereto filed on January 10, 1997 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), in accordance with procedures of the Commission permitting a delayed or continuous offering of securities pursuant to the Registration Statement, the prospectus included therein and subsequent prospectus supplements which are to provide information relating to the terms of the securities which may be offered and sold pursuant to the Registration Statement and the manner of their distribution;
          (ii) the Preliminary Prospectus Supplement, dated January 27, 1997, the Prospectus dated January 22, 1997 and the Prospectus Supplement relating to the Securities, dated February 4, 1997, in the respective forms thereof filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Act (the "Rules and Regulations");
          (iii) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (iv) the documents incorporated by reference in the Prospectus to the date of the Prospectus Supplement; (v) an executed copy of the Indenture; (vi) the forms of the Securities and specimen certificates thereof; (vii) an executed copy of the Underwriting Agreement; (viii) the Articles of Incorporation of the Company, as currently in effect; (ix) the Regulations of the Company, as currently in effect; (x) resolutions of the Board of Directors of the Company and the Officer's Certificate relating to the issuance and sale of the Securities and related matters; and (xi) the order of the Commission declaring the Registration Statement effective under the Act and the Indenture qualified under the Trust Indenture Act at 5:30 p.m. on January 22, 1997. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

                    I am a member of the Bar in the State of Ohio, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions set forth below relate to the Indenture and the Securities as valid, binding and enforceable obligations of the Company, I have relied solely upon an opinion letter of even date herewith from Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to all matters of New York law related thereto. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                    Based upon and subject to the foregoing, I am of the opinion that:

                    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                    2. The issuance and sale of the Securities have been duly authorized by the Company; the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) I express no opinion as to Section 515 of the Indenture.

                    3.   The Indenture has been duly authorized,
          executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) I express no opinion as to Section 515 of the Indenture.

                    I hereby consent to the filing of this opinion with the Commission as Exhibit 5(a) to the Form 8-K. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                             Very truly yours,

                                             /s/ David L. Santez